Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of South Jersey Industries, Inc. of our report dated June 25, 2015, relating to the financial statements and supplemental schedule of South Jersey Industries, Inc. 401(k) Plan which appear in the Annual Report on Form 11-K of South Jersey Industries, Inc. 401(k) Plan for the year ended December 31, 2014.

/s/ BDO USA, LLP
New York, New York
November 10, 2015